UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2017

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT		06382
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company pursuant to Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

This Current Report on Form 8-K/A is being filed by Mohegan Gaming & Entertainment (the “Company”) to supplement the Company’s Current Report on Form 8-K (the “Prior Report”), filed on October 20, 2017. The Prior Report announced the effectiveness, as of October 16, 2017, of the appointment of Mario C. Kontomerkos as Chief Executive Officer of the Company. Subsequent to the date of filing of the Prior Report, the Company and Mr. Kontomerkos agreed to terminate his Amended and Restated Employment Agreement, dated as of April 1, 2015 (the “Original Employment Agreement”) and enter into a new employment agreement (the “Employment Agreement”). This Current Report on Form 8-K/A includes disclosure of the terms of the Employment Agreement.

The Employment Agreement, effective as of October 16, 2017, expires on March 31, 2021, and contains automatic renewals for additional one-year terms unless either party provides notice of an intention not to renew or otherwise terminate the Employment Agreement. Under the Employment Agreement, Mr. Kontomerkos will receive an initial base annual salary of $1,000,000 and remain eligible for incentive compensation payment under the Company’s incentive compensation plan for fiscal year 2017, to the same extent and in the same amount for which he would have been eligible under his Original Employment Agreement. Under his Employment Agreement, Mr. Kontomerkos will be permitted to participate in and be eligible for future incentive compensation payments and benefits as available to senior executive employees of the Company at or below his level.

The Employment Agreement provides that if Mr. Kontomerkos is terminated for cause (as defined therein), or if Mr. Kontomerkos voluntarily terminates his employment, he will not be entitled to any further compensation from and after the termination date. If Mr. Kontomerkos is terminated other than for cause, he will be entitled, among other things, to receive his base annual salary from the termination date through 12 months from the termination date.

The Employment Agreement further provides that Mr. Kontomerkos may not, without prior written consent, compete with the Company in certain restricted areas during the term of his employment and for a period of 12 months after expiration or termination of his employment (the “Restricted Period”). In addition, during the Restricted Period, Mr. Kontomerkos may not hire or solicit other employees of the Company or its affiliates or encourage any such employees to leave employment with the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosures in Item 1.01 of this Current Report on Form 8-K/A are incorporated by reference herein.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures in Item 1.01 of this Current Report on Form 8-K/A are incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report:

10.1	Employment Agreement, dated as of October 20, 2017, and effective as of October 16, 2017, by and between the Mohegan Tribal Gaming Authority d/b/a Mohegan Gaming & Entertainment and Mario C. Kontomerkos.

Exhibit Index

10.1	Employment Agreement, dated as of October 20, 2017, and effective as of October 16, 2017, by and between the Mohegan Tribal Gaming Authority d/b/a Mohegan Gaming & Entertainment and Mario C. Kontomerkos.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: October 26, 2017	By:	/s/ Kevin P. Brown
Kevin P. Brown
Chairman, Management Board